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                                  Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
Chancellor Corporation

We consent to the incorporation by reference in Registration Statements Nos. 2-97816 and 33-8656 of Chancellor Corporation on Form S-8, as amended, of our report dated April 1, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Chancellor Corporation for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 1, 1996